Exhibit 8k

Participation Agreement between the issuer and MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS VARIABLE INSURANCE TRUST III and MFS DISTRIBUTORS, INC. dated December 1, 2012 as amended through September 8, 2014.

AMENDMENT NUMBER 1

TO

PARTICIPATION AGREEMENT

AMONG

MFS VARIABLE INSURANCE TRUST,

MFS VARIABLE INSURANCE TRUST II,

MFS VARIABLE INSURANCE TRUST III,

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.),

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

AND

MFS FUND DISTRIBUTORS, INC.

This Amendment Number 1 (the “Amendment”) to the Participation Agreement dated December 1, 2012 (the “Agreement”) by and among MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Variable Insurance Trust III (each referred to, individually, as the “Trust” and, collectively, the “Trusts”), SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, (collectively, the “Company”), and MFS Fund Distributors, Inc., (“MFD”) is made and entered into as of September 8, 2014 and is effective on such date unless otherwise set forth herein.

All capitalized terms not defined in this Amendment or the Supplement shall have the meanings set forth for them in the Agreement.

WHEREAS, Sun Life Assurance Company of Canada (U.S.) has changed its name to Delaware Life Insurance Company, effective July 21, 2014;

WHEREAS, Sun Life Insurance and Annuity Company of New York has changed its name to Delaware Life Insurance Company of New York, effective July 21, 2014;

WHEREAS, MFD is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc.;

WHEREAS, MFD and Company are members in good standing of the National Securities Clearing Corporation (the “NSCC”) or otherwise have access to the facilities of the NSCC (“NSCC Facilities”);

WHEREAS, Company has retained a third party service provider (“Provider”) (which, as of the date of this Amendment, is se2, LLC) to perform certain transaction processing services on its behalf through NSCC Facilities pursuant to a written agreement between Provider and Company; and

WHEREAS, the parties to the Agreement wish to supplement the Agreement to permit the transmission of certain transaction, registration and other data via NSCC Facilities, which may include Fund/SERV, Networking, the Mutual Fund Profile Service and the Defined Contribution Clearing and Settlement Service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, Company, the Trusts and MFD hereby agree as follows:

1. Effective July 21, 2014, the Agreement is hereby amended to change the names of Sun Life Assurance Company of Canada (U.S.) and Sun Life Insurance and Annuity Company of New York, respectively, in each place where such names appear, to Delaware Life Insurance Company and Delaware Life Insurance Company of New York.

2. The following section 1.11 is hereby added to the Agreement:

1.11 Certain purchases, redemptions, and exchanges of Shares for the Accounts shall occur via the NSCC Fund/SERV system. Any such transactions shall be governed by and subject to the terms of the Fund/SERV and Networking Addendum to Participation Agreement attached hereto as Exhibit I. MFD acknowledges Company’s use of Provider in connection with some or all of the activities described in Exhibit I. Company acknowledges that it shall be liable for the performance of all duties and obligations under the Agreement, regardless of whether such duties or obligations are performed directly by Company or through Provider, as if Company had provided such services directly, including but not limited to, the actions or inactions of Provider.

3. Exhibit I, “Fund/SERV and Networking Supplement” as attached hereto is hereby added to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first listed above.

DELAWARE LIFE INSURANCE COMPANY By its authorized officer By: /s/ Richard Termine Name: Richard Termine Title: Authorized Signer

MFS VARIABLE INSURANCE TRUST I,

MFS VARIABLE INSURANCE TRUST II and

MFS VARIABLE INSURANCE TRUST IIII

on behalf of their respective Portfolios

By their authorized officer and not individually,

By: /s/ Susan S. Newton

Susan S. Newton

Assistant Secretary

DELAWARE LIFE INSURANCE COMPANY OF NEW YORK By its authorized officer By: /s/ Richard Termine Name: Richard Termine Title: Authorized Signer	MFS FUND DISTRIBUTORS, INC. By its authorized officer By: /s/ James A. Jessee James A. Jessee President

Exhibit I

FUND/SERV AND NETWORKING SUPPLEMENT

1. Transactions Subject to Fund/SERV and Networking. (a) On each business day that the New York Stock Exchange is open for business on which the Portfolios determine their per share net asset values (each, a “Business Day”), MFD or its designee shall accept, and effect changes in its records upon receipt of, purchase, redemption, exchange, and registration instructions from the Company electronically through Fund/SERV without supporting documentation.

(b) With regard to all such instructions transmitted electronically through Fund/SERV, in the event of any conflict between the terms of Article I of the Agreement and the terms of this Supplement, the terms of this Supplement shall govern. With respect to any transmission of instructions by the Company that do not go through Fund/SERV, Article I of the Agreement shall continue to govern.

(c) Each party hereby agrees to participate in Networking with the other party pursuant to a mutually agreeable matrix or trust level established by the NSCC.

2. Procedures for Order and Settlement. (a) MFD or its designee shall, subject to availability, furnish the Company, for each Portfolio, by 7:00 p.m. Eastern Time, the following: (1) net asset value information as of the close of trading (currently 4:00 p.m. Eastern Time, the “Close of Trading”) on each Business Day or at such other time as the net asset value of a Portfolio is calculated; and (2) as applicable, the daily accrual or distribution rate factor as it becomes available. All such notifications will be communicated via the NSCC’s Networking or Mutual Fund Profile services and any additional communication methods agreed upon by MFD and the Company.

(b) Upon receipt of purchase and redemption instructions from Policy owners (“Instructions”) for acceptance as of the Close of Trading on each Business Day, the Company shall calculate the net purchase or redemption order for each Portfolio for each of the Accounts investing in the Portfolios under the Agreement. Instructions received in proper form by the Company prior to the Close of Trading on any given Business Day shall be transmitted by the Company to MFD via the NSCC by 6:30 a.m. Eastern Time on the next Business Day following receipt. Instructions received in proper form by the Company after the Close of Trading on any given Business Day shall be transmitted by the Company to MFD via the NSCC by 6:30 a.m. Eastern Time on the second Business Day following receipt. Subject to the Company’s compliance with the foregoing, the Business Day on which Instructions are received by the Company in proper form prior to the Close of Trading shall be the date as of which shares of the Portfolios are deemed purchased or redeemed pursuant to such Instructions. Dividends and capital gains distributions shall be automatically reinvested at net asset value in accordance with the Portfolios’ then current prospectuses.

(c) The Company and MFD or its designee shall settle net purchase and redemption transactions pursuant to, and in accordance with, NSCC rules and procedures.

3. Dividends and Distributions. Upon the declaration of each dividend and each capital gain distribution by the Trustees of the Trusts with respect to shares of the Portfolios, MFD shall furnish, or cause to be furnished, to the Company information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders are entitled to payment, the amount payable per share to the shareholders of record as of that date, and the total amount payable on the payment date. All such notifications will be communicated via the NSCC’s Networking or Mutual Fund Profile Services and any additional communication methods agreed upon by MFD and the Company.

4. Verification. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability of NSCC Facilities, or inability to engage in NSCC connectivity, for any transmission as promptly as possible. After all parties have been notified of any such interruption, etc., the parties shall use commercially reasonable efforts to effect such transmission in accordance with the provisions of Article I of the Agreement.

5. Trade Corrections. Processing errors which result from any delay or error caused by the Company or Provider may be adjusted through Fund/SERV by the Company by the necessary transactions on an as-of basis and the cost to the Portfolio or MFD of such transactions shall be borne by the Company; provided however, prior authorization must be obtained from MFD if the transaction is back dated more than five days or to a previous calendar year.

6. Representations and Warranties. MFD and Company each represents, warrants, and covenants that:

(i) it shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Supplement and as otherwise established by the NSCC in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and; (b) the then current prospectuses and statements of additional information of the Trusts’ Portfolios;

(ii) it shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Supplement;

(iii) all trades, confirmations and other information provided by one party to the other party through Fund/SERV and pursuant to this Supplement shall be accurate, complete and, in the format prescribed by the NSCC. Each party shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by such party.

7. Indemnification. (a) MFD shall indemnify and hold harmless the Company, and each of its divisions, subsidiaries, directors, officers, agents, employees and assigns of each of the foregoing (collectively, “Indemnified Company Parties”), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by MFD) to which any of them may be or become subject to as a result or arising out of (i) any negligent act or omission by MFD relating to Fund/SERV; (ii) any breach of MFD’s representations or warranties contained in this Supplement; or (iii) MFD’s failure to comply with any of the terms of this Supplement.

(b) The Company shall indemnify and hold harmless the Trusts, MFD, the Trusts’ custodian, the Trusts’ shareholder servicing agent, each of their affiliated companies, and all of the divisions, subsidiaries, directors, trustees, officers, agents, employees and assigns of each of the foregoing (collectively, “Indemnified MFS Parties”), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by the Company) to which any of them may be or become subject to as a result or arising out of (i) any negligent act or omission by the Company, Provider or its agents relating to Fund/SERV; (ii) any breach of the Company’s representations or warranties in this Supplement; (iii) the failure of the Company to comply with any of the terms of this Supplement; or (iv) MFD’s acceptance of any transaction or account maintenance information from the Company or Provider through Fund/SERV including any fraudulent or unauthorized transaction.

(c) If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereto with respect to which such party (“Indemnified Party”) may make a claim against any other party hereto (“Indemnifying Party”) pursuant to this Section 7, then the Indemnified Party shall give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party shall have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (i) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (ii) the Indemnified Party shall have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and shall cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (iii) the Indemnifying Party shall not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

8. Termination of Supplement. This Supplement may be terminated, independently of and without otherwise affecting the Agreement, at any time by any party upon ninety (90) days prior written notice to the other parties. Notwithstanding the foregoing, this Supplement may be terminated immediately upon either a material breach of this Supplement by any party not cured within thirty (30) days after notice from the other party, or upon termination of the Agreement. The provisions of Section 7 (Indemnification), and any provisions necessary to effectuate the terms of Section 12.5 of the Agreement, shall survive any termination of this Supplement.

9. Notice. Unless otherwise specified, all notices and other communications hereunder shall be in writing and shall be hand delivered, sent by express delivery, mailed by certified mail or sent via facsimile to the other party at the address set forth below or at the address specified in the Agreement.

Company:	Delaware Life Insurance Company
Delaware Life Insurance Company of New York
96 Worcester Street
Wellesley, MA 02481
Attn: General Counsel

MFD:	MFS Fund Distributors, Inc.
111 Huntington Avenue
Boston, MA 02199
Attn: President

10. Amendment, Assignment and Other Matters. This Supplement may not be amended except by a writing signed by each of the parties. This Supplement shall not be assigned by any party without the reasonable written consent of the other parties. This Supplement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The headings in this Supplement are for reference only and shall not affect the interpretation or construction of this Supplement. This Supplement, together with the Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all other prior agreements, arrangements and understandings, written or oral, among the parties relating to the same subject matter.

11. Scope of Trusts’ Obligations. Copies of the Trusts’ respective Declarations of Trusts, as amended from time to time, are on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trusts’ trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trusts in accordance with their proportionate interests hereunder. If this instrument is executed by the Trusts on behalf of one or more Portfolios of the Trusts, the Company further acknowledges that the assets and liabilities of each Portfolio of the Trusts are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. If a Trust has executed this instrument on behalf of more than one Portfolio of such Trust, the Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

PARTICIPATION AGREEMENT

AMONG

MFS VARIABLE INSURANCE TRUST

MFS VARIABLE INSURANCE TRUST II

MFS VARIABLE INSURANCE TRUST III

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

AND

MFS FUND DISTRIBUTORS, INC.

THIS AGREEMENT, made and entered into this 1st day of December 2012, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust I”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “Trust II”), MFS VARIABLE INSURANCE TRUST III, a Massachusetts business trust (the “Trust III”), (Trust I, Trust II and Trust III each referred to, individually, as the “Trust” and, collectively, as the “Trusts”), SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation, SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a New York corporation, (collectively, the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the “Accounts”), and MFS Fund Distributors, Inc., a Delaware corporation (“MFD”). This agreement shall supersede the following Participation Agreements:

☐ ☐ ☐	Amended and Restated Participation Agreement Among MFS/Sun Life Series Trust, Sun Life Assurance Company of Canada (U.S.), Sun Life Insurance and Annuity Company of New York, and Massachusetts Financial Services Company, dated November 6, 2002;

☐ ☐ ☐	Participation Agreement Among MFS Variable Insurance Trust, Sun Life Insurance and Annuity Company of New York, and Massachusetts Financial Services Company, dated December 31, 2002;

☐ ☐ ☐	Participation Agreement Among MFS Variable Insurance Trust, Sun Life Assurance Company of Canada (U.S.), and Massachusetts Financial Services Company, dated April 1, 2002.

WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, shares of beneficial interest of each Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;

WHEREAS, certain series of shares of each Trust are divided into two separate share classes, an Initial Class and a Service Class, and each Trust on behalf of the Service Class has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which the Service Class pays a distribution fee;

WHEREAS, the series of shares of each Trust (each, a “Portfolio,” and, collectively, the “Portfolios”) and the classes of shares of those Portfolios (the “Shares”) offered by each Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

WHEREAS, MFD is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the “Policy” or, collectively, the “Policies”) which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

WHEREAS, Massachusetts Financial Services Company (“MFS”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trusts’ investment adviser;

WHEREAS, Clarendon Insurance Agency, Inc., the underwriter for the Policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of FINRA; and

WHEREAS, MFD, the underwriter for the Shares, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of FINRA; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A attached hereto on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, each Trust, MFD, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

1.1. Each Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders prior to the pricing time set forth in the applicable Portfolio’s prospectus, e.g., the close of regular trading on the New York Stock Exchange, Inc. (the “NYSE”) on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by each Trust; provided that such Trust receives notice of such orders by 9:00 a.m. New York time on the next following Business Day. “Business Day” shall mean any day on which the NYSE is open for trading and on which such Trust calculates its net asset value pursuant to the rules of the SEC. The Company will ensure that orders for transactions in Shares by Policy owners comply with each Portfolio’s prospectus (including statement of additional information) restrictions with respect to purchases, redemptions and exchanges. The Company will not engage in, authorize or facilitate market timing or late trading in Shares and has implemented controls designed to identify and prevent market timing and late trading in Shares by Policy holders.

1.2. Each Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and each Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the relevant Trust (the “Board”) may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.

1.3. Each Trust and MFD agree that the Shares will be sold only to insurance companies that have entered into participation agreements with the relevant Trust and its affiliate (the “Participating Insurance Companies”) and their separate accounts, qualified pension and retirement plans, and any other person or plan permitted to hold shares of such Trust pursuant to Treasury Regulation 1.817-5 without impairing the ability of the Company, on behalf of its separate accounts, to consider the Shares as constituting investments of the separate accounts for the purpose of satisfying the diversification requirements of Section 817(h). Each Trust and MFD will not sell such Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles II, III, VI and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to such Trust or its agents.

1.4. Each Trust agrees to redeem for cash or, if mutually agreed upon by the parties and to the extent permitted by applicable law, in-kind, on the Company’s request, any full or fractional Shares held by the Accounts (based on orders placed by Policy owners prior to the close of regular trading on the NYSE on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by such Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of such Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by such Trust; provided that such Trust receives notice of such request for redemption by 9:00 a.m. New York time on the next following Business Day.

1.5. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trusts, the Company and the relevant Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.

1.6. In the event of net purchases, the Company shall pay for the Shares by close of business (5:00 p.m.). New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, each Trust shall pay the redemption proceeds by close of business (5:00 p.m.) New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof. All such payments shall be in federal funds transmitted by wire.

1.7. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from each Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

1.8. Each Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio. Each Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.9. Each Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that such Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which such Trust takes to make the net asset value available to the Company. If such Trust provides materially incorrect share net asset value information, such Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share and such Trust shall bear the cost of adjusting the error. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information or any anticipated delay in providing the net asset value per share shall be reported promptly upon discovery to the Company.

1.10 Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services hereunder and in making Shares available to the Policy holders. Upon the request of MFD or a Trust, the Company shall provide copies of all the historical records relating to transactions between the relevant Portfolios and the Policy holders, written communications regarding the relevant Portfolios to or from such Policy holders’ accounts and other materials, in each case to the extent necessary for such Trust or its designee to meet its recordkeeping obligations under applicable law or regulation, including to comply with any request of a governmental body or self-regulatory organization.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), that it will maintain such treatment and that it will notify the Trusts or MFD immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that the underwriter for the individual variable annuity and the variable life policies is a member in good standing of FINRA and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and its underwriter will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4. Each Trust and MFD represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that such Trust is and shall remain registered under the 1940 Act. Each Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. Each Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by such Trust.

2.5. MFD represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. Each Trust and MFD severally represent that such Trust and MFD will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.6. Each Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.7. MFD represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trusts in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFD represents and warrants that MFS is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.

2.8. No less frequently than annually, the Company shall submit to each Board such reports, material or data as such Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the “Mixed and Shared Funding Exemptive Order”).

2.9. The Company acknowledges that, with respect to Service Class Shares of a Portfolio, it or its affiliate(s) may receive payments under a Trust’s Rule 12b-1 plan. The Company, and not the relevant Trust, MFS or MFD, is responsible for providing any disclosures relating to this Agreement and/or payments made to the Company to Policy owners.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1. At least annually, each Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. Each Trust or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. In the event that the Company utilizes a summary prospectus for any Trust, the term “prospectus” shall mean the summary prospectus for the relevant Trust and the term “statement of additional information” shall mean the statutory prospectus, together with corresponding statement of additional information, for the relevant Trust.

If requested by the Company in lieu thereof, a Trust or its designee shall provide such documentation (including a “camera ready” copy of the new prospectus as set in type or, at the request of the Company, as a diskette or electronic file in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the relevant Trust(s) or its designee in proportion to the number of pages of the Policy and Shares’ prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; such Trust or its designee to bear the cost of printing the Shares’ prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that a Trust or its designee provides such Trust’s prospectus in a “camera ready” or electronic file format, such Trust shall be responsible for providing the prospectus in the format in which it or the Underwriter is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the relevant Trust or its designee. Each Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. Each Trust or its designee, at the Company’s expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.

3.3. Each Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of such Trust’s proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.

3.4. Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares’ prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.

3.5. Each Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.

3.6. If and to the extent required by the 1940 Act or other applicable law, the Company shall:

(a) solicit voting instructions from Policy owners;

(b) vote the Shares in accordance with instructions received from Policy owners; and

(c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. Each Trust and MFD will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, each piece of sales literature or other promotional material in which such Trust, MFS, any other investment adviser to such Trust, or any affiliate of MFD is named, at least three (3) Business Days prior to its use. No such material shall be used if such Trust, MFD, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statement on behalf of any Trust, MFS, or other investment adviser to any Trust, or any affiliate of MFD or concerning such Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for such Trust, or in sales literature or other promotional material approved by such Trust, MFD or their respective designees, except with the permission of such Trust, MFD or their respective designees. Each Trust, MFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning a Trust, MFD or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy owners or prospective Policy owners) is so used, and neither the Trusts, MFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

4.3. Each Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.

4.4. The Trusts and MFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The Trusts and MFD may not alter any material so provided by the Company or its designee (including, without limitation, presenting or delivering such material in a different medium, e.g., electronic or internet) without the prior written consent of the Company. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFD is an underwriter or distributor of the Policies.

4.5. Upon request of the other party, the Company and each Trust (or its designee in lieu of the Company or such Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to such Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities. The Company and a Trust shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, such Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination.

4.6. No party shall use any other party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefor has been revoked, provided that separate consent is not required under this Section 4.6 to the extent that consent to use a party’s name, logo, trademark or service mark in connection with a particular piece of advertising or sales literature has previously been given by a party under Sections 4.2 and 4.4 of this Agreement. The Company shall not use in advertising, publicly or otherwise the name of the Trusts, MFD or any of their affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Trusts, MFD, or their affiliates without the prior written consent of the relevant Trust or MFD in each instance. The Trusts and MFD shall not use in advertising, publicly or otherwise the name of the Company or any of its affiliates nor any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof of the Company or its affiliates without the prior written consent of the Company in each instance.

4.7. Each Trust and MFD will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in such Trust’s registration statement, particularly any change resulting in change to the registration statement or summary prospectus, statutory prospectus or statement of additional information for any Account. Each Trust and MFD will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its summary prospectus, statutory prospectus, statement of additional information or registration statement, in an orderly manner. Each Trust and MFD will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8. For purpose of this Article IV and Article VIII, the phrase “sales literature or other promotional material” includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), and sales literature (such as brochures, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.

ARTICLE V. FEES AND EXPENSES

5.1. Each Trust shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to either Trust, except that, to the extent a Trust or any Portfolio has adopted and implemented a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and for Shareholder servicing expenses, then such Trust may make payments to the Company or to the underwriter for the Policies in accordance with such plan. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to such Trust and/or to the Accounts.

5.2. Each Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of such Trust’s registration statement, and payment of filing fees and registration fees; preparation and filing of such Trust’s proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); such preparation of all statements and notices required of such Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing such Trust’s prospectuses and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by such Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. Such Trust shall not bear any expenses of marketing the Policies.

5.3. The Company shall bear the expenses of distributing the Shares’ prospectus or prospectuses in connection with new sales of the Policies and of distributing a Trust’s Shareholder reports to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

5.4. With respect to the Service Class Shares of a Portfolio, the relevant Trust may make payments quarterly to MFD under a Portfolio’s Rule 12b-1 plan, and MFD may in turn use these payments to pay or reimburse the Company for expenses incurred or paid (as the case may be) by the Company attributable to Policies offered by the Company, provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by such Trust’s Board and disclosed in such Trust’s prospectus. MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust’s Rule 12b-1 plan unless and until MFD has received the corresponding payment from such Trust pursuant to the Trust’s Rule 12b-1 plan. MFD shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to a Trust’s Rule 12b-1 plan if (i) such Trust’s Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments. Each Trust’s prospectus or statement of additional information may provide further details about such payments and the provisions and terms of such Trust’s Rule 12b-1 plan, and the Company hereby agrees that neither such Trust, nor MFD has made any representations to the Company with respect to such Trust’s Rule 12b-1 plan in addition to, or conflicting with, the description set forth in such Trust’s prospectus.

5.5. In calculating the payments due under this Agreement, the Company agrees that it will permit MFD or its representatives to have reasonable access to its employees and records for the purposes of monitoring the quality of the services provided hereunder, verifying the Company’s compliance with the terms of this Agreement and verifying the accuracy of any information provided by the Company that forms the basis of the fee calculations. In addition, if requested by MFD, the Company will provide a certification (which may take the form of a control report or set of agreed upon standards) satisfactory to MFD that certifies the performance of the services by the Company and the accuracy of information provided by the Company.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

6.1. Each Trust and MFD represent and warrant that each Portfolio of the Trust will meet the diversification requirements of Section 817 (h) (1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio. In the event that any Portfolio is not so diversified at the end of any applicable quarter, such Trust and MFD will make every effort to: (a) adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817.5, and (b) notify the Company.

6.2. Each Trust and MFD represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

7.1. Each Trust agrees that its relevant Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of such Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies (“contract owners”) investing in such Trust. The relevant Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the relevant Board, or a majority of the disinterested trustees of the relevant Board. The relevant Board will give prompt notice of any such determination to the Company.

7.2. The Company agrees that it will be responsible for assisting each relevant Trust Board in carrying out its responsibilities under the conditions set forth in the Trusts’ exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing each Board, as it may reasonably request, with all information necessary for such Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to such Board including, but not limited to, an obligation by the Company to inform such Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the relevant Trust(s) or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of a Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from a Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

7.3. A majority of the disinterested trustees of the relevant Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that a Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the relevant Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the relevant Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the relevant Board.

7.4. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trusts and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1. Indemnification by the Company

The Company agrees to indemnify and hold harmless each Trust, MFD, any affiliates of MFD, and each of their respective directors/trustees, officers and each person, if any, who controls each Trust or MFD within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses

(including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the relevant Trust or MFD for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of relevant Trust not supplied by the Company or its designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the relevant Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the relevant Trust by or on behalf of the Company; or

(d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;

as limited by and in accordance with the provisions of this Article VIII.

8.2. Indemnification by the Trusts

Each Trust severally agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an “Indemnified Party,” or collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of such Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to such Trust, MFS, MFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for such Trust or in sales literature or other promotional material for such Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by such Trust, MFS, MFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of such Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of such Trust, MFS or MFD; or

(d) arise out of or result from any material breach of any representation and/or warranty made by such Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by such Trust; or

(e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(f) arise as a result of any failure by such Trust to provide the services and furnish the materials under the terms of the Agreement;

as limited by and in accordance with the provisions of this Article VIII.

8.3. In no event shall any Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

8.4. Neither the Company nor any Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, willful misconduct, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.5. Promptly after receipt by an Indemnified Party under this Section 8.5 of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

8.6. Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS

Each Trust and MFD agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by FINRA, the SEC, or any insurance department or any other regulatory body regarding such party’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.

ARTICLE XI. CONTROLS AND PROCEDURES

11.1. The Company has implemented controls and procedures that are reasonably designed to ensure compliance with applicable laws and regulations, as well as the terms of this Agreement. Without limiting the foregoing, these controls and procedures are reasonably designed to ensure, and MFD or a Trust may request certifications on an annual basis with respect to, each of the following:

(a) Orders for Shares received by the Company for each Portfolio comply with the Portfolio’s restrictions with respect to purchases, transfers, redemptions and exchanges as set forth in each Portfolio’s prospectus and statement of additional information;

(b) Orders for Shares received by the Company prior to the Portfolio’s pricing time set forth in its prospectus (e.g., the close of the New York Stock Exchange – normally 4:00 p.m. Eastern time) are segregated from those received by the Company at or after such time, and are properly transmitted to the Portfolios (or their agents) for execution at the current day’s net asset value (“NAV”); and orders received by the Company at or after such time are properly transmitted to the Portfolios (or their agents) for execution at the next day’s NAV;

(c) Late trading in Shares by Policy holders is identified and prevented and market timing is appropriately addressed;

(d) Compliance with applicable state securities laws, including without limitation “blue sky” laws and related rules and regulations;

(e) Compliance with all applicable federal, state and foreign laws, rules and regulations regarding the detection and prevention of money laundering activity; and

(f) Effective business continuity and disaster recovery systems with respect to the services contemplated by the Agreement.

11.2 The Company shall ensure that any other party to whom the Company assigns or delegates any services hereunder is responsible for, and has controls and procedures that are reasonably designed to ensure, each of the items set forth in Section 11.1 above.

ARTICLE XII. TERMINATION

12.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a) at the option of any party upon six (6) months’ advance written notice to the other parties; or

(b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not “appropriate funding vehicles” for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be “appropriate funding vehicles” if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or Rule 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the relevant Trust(s) by the Company; or

(c) at the option of a Trust or MFD upon institution of formal proceedings against the Company by FINRA, the SEC, or any insurance department or any other regulatory body that would have a material adverse impact on the Company’s duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

(d) at the option of the Company upon institution of formal proceedings against a Trust by FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on such Trust’s or MFD’s duties under this Agreement or related to the sale of the Shares; or

(e) at the option of the Company, a Trust or MFD upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days’ prior written notice to the relevant Trust(s) of the Date of any proposed vote or other action taken to replace the Shares; or

(f) termination by either a Trust or MFD by written notice to the Company, if either one or both of such Trust or MFD shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company by written notice to a Trust and MFD, if the Company shall determine, in its sole judgment exercised in good faith, that such Trust or MFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement; or

(i) upon assignment of this Agreement, unless made with the written consent of the parties hereto.

(j) at the option of the Company if a Trust fails to meet the diversification requirements specified in Article VI (other than any failure caused by the Company’s actions or omissions) or the Company has a reasonable expectation that such Trust will fail to meet these diversification requirements in the future.

12.2. The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.

12.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 12.1(a) may be exercised for cause or for no cause.

12.4. Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as opposed to the Shares attributable to the Company’s assets held in the Accounts), until ten (10) days after the Company shall have notified the relevant Trust of its intention to do so.

12.5. Notwithstanding any termination of this Agreement, each Trust and MFD shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the “Existing Policies”), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in each Trust upon the making of additional purchase payments under the Existing Policies.

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trust I:

MFS Variable Insurance Trust

111 Huntington Ave.

Boston, Massachusetts 02199

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Trust II:

MFS Variable Insurance Trust II

111 Huntington Ave.

Boston, Massachusetts 02199

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Trust III:

MFS Variable Insurance Trust

111 Huntington Ave.

Boston, Massachusetts 02199

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to the Company:

Sun Life Financial

One Sun Life Executive Park

Wellesley Hills, MA 02481

Attn: General Counsel, Law Department

If to MFD:

MFS Fund Distributors, Inc.

500 Boylston Street

Boston, Massachusetts 02199

Attn: General Counsel

ARTICLE XIV. MISCELLANEOUS

14.1. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

14.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

14.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

14.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

14.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8. A copy of each Trust’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of each Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the relevant Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the relevant Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ Kenneth A. McCullum
Name:	Kenneth A. McCullum
Title:	Senior Vice President

By:	/s/ Susan J. Lazzo
Name:	Susan J. Lazzo
Title:	AVP & Senior Counsel

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios and Series
By its authorized officer and not individually,

By:	/s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios and Series
By its authorized officer and not individually,

By:	/s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS VARIABLE INSURANCE TRUST III, on behalf of the Portfolios and Series
By its authorized officer and not individually,

By:	/s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

By:	/s/ James A. Jessee
James A. Jessee
President

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As of December 1, 2012

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES AND PORTFOLIOS, BOTH SERVICE AND INVESTOR CLASSES OF

MFS VARIABLE INSURANCE TRUST

MFS VARIABLE INSURANCE TRUST II

MFS VARIABLE INSURANCE TRUST III

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

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